Exhibit 4.1


                              INVESTORS' AGREEMENT

                                   dated as of

                                 April 15, 1999

                                      among

                              CONDOR SYSTEMS, INC.

                                     and the

              several Shareholders from time to time parties hereto




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                                TABLE OF CONTENTS

                             -----------------------

                                                                            PAGE

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1

                                    ARTICLE 2
                              CORPORATE GOVERNANCE

SECTION 2.01.  Composition of the Board........................................7
SECTION 2.02.  Removal.........................................................8
SECTION 2.03.  Vacancies.......................................................8
SECTION 2.04.  Meetings........................................................9
SECTION 2.05.  Action by the Board.............................................9
SECTION 2.06.  Certain Approval Rights.........................................9
SECTION 2.07.  Affiliate Transactions.........................................10
SECTION 2.08.  Capitalization of Company......................................11
SECTION 2.09.  Conflicting Charter or Bylaw Provisions........................12

                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

SECTION 3.01.  General........................................................12
SECTION 3.02.  Legends........................................................13
SECTION 3.03.  Permitted Transferees..........................................13
SECTION 3.04.  Restrictions on Transfers by Management Shareholders...........14
SECTION 3.05.  Restrictions on Transfers by GTP Shareholders..................15
SECTION 3.06.  Restrictions on Transfers by Behrman...........................17

                                    ARTICLE 4
                       TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

SECTION 4.01.  Rights to Participate in Transfer..............................21
SECTION 4.02.  Right to Compel Participation in Certain Transfers.............22

                                    ARTICLE 5
                                PREEMPTIVE RIGHTS

SECTION 5.01.  Pre-emptive Rights.............................................24



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                                                                            PAGE

                                    ARTICLE 6
                               REGISTRATION RIGHTS

SECTION 6.01.  Demand Registration............................................25
SECTION 6.02.  Incidental Registration........................................30
SECTION 6.03.  Holdback Agreements............................................31
SECTION 6.04.  Registration Procedures........................................31
SECTION 6.05.  Indemnification by the Company.................................34
SECTION 6.06.  Indemnification by Participating Shareholders..................35
SECTION 6.07.  Conduct of Indemnification Proceedings.........................36
SECTION 6.08.  Contribution...................................................37
SECTION 6.09.  Participation in Public Offering...............................38
SECTION 6.10.  Other Indemnification..........................................38
SECTION 6.11.  Cooperation by the Company.....................................39

                                    ARTICLE 7
                                  MISCELLANEOUS

SECTION 7.01.  Entire Agreement...............................................39
SECTION 7.02.  Effectiveness; Binding Effect; Benefit.........................39
SECTION 7.03.  Assignability..................................................39
SECTION 7.04.  Amendment and Waiver...........................................40
SECTION 7.05.  Notices........................................................40
SECTION 7.06.  Headings.......................................................42
SECTION 7.07.  Counterparts...................................................42
SECTION 7.08.  Applicable Law.................................................42
SECTION 7.09.  Specific Enforcement...........................................42
SECTION 7.10.  Consent to Jurisdiction........................................42


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                              INVESTORS' AGREEMENT

         INVESTORS' AGREEMENT dated as of April 15, 1999 among Condor Systems, Inc., a California corporation (the "Company") and the several Shareholders of the Company from time to time parties hereto.

         NOW, THEREFORE, the parties hereto agree as follows:



                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Adverse Person" means any Person or group of affiliated Persons whom the Board determines is a competitor or a potential competitor of, or otherwise adverse to, the Company, its subsidiaries or any of the Shareholders.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no Shareholder of the Company shall be deemed an Affiliate of any other Shareholder of the Company solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliated Employee Benefit Trust" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

         "Behrman" means together, Behrman Capital II L.P. and Strategic Entrepreneur Fund II L.P.

         "Board" means the board of directors of the Company.


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         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Bylaws" means the bylaws of the Company, as amended from time to time.

         "Charter" means the articles of incorporation of the Company, as amended from time to time.

         "Closing Date" means April 15, 1999.

         "Co-Investment Agreement" means the Co-Investment Agreement dated as of April 8, 1998, attached as Exhibit I hereto.

         "Common Stock" means the Class A Common Stock, the Class B Common Stock and the Class C Common Stock of the Company and any stock into which such Common Stock may thereafter be converted or changed. References herein to all or a portion of the outstanding shares of Common Stock shall mean without regard to class and without regard to voting rights, counting all classes of Common Stock as one class of Common Stock on a share-for-share basis.

         "Company Securities" means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, (iii) options, warrants or other rights to acquire Common Stock or (iv) any other equity security issued by the Company.

         "Consulting Agreement" means the Consulting Agreement among DLJ Merchant Banking II, Inc., GTP, and the members of GTP, if and when such agreement is executed, and as thereafter amended or supplemented.

         "DLJMB Entity" means each of, and the "DLJMB Entities" means collectively, DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership ("DLJMB Partners II"), DLJ Offshore Partners II, C.V. a Netherlands Antilles limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ EAB Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners-A, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, UK Investment Plan 1997 Partners, a Delaware partnership, DLJ First ESC, L.P., a Delaware limited partnership and DLJ ESC II, L.P., a Delaware limited partnership.

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         "DLJMB Proportion" means a fraction, the numerator of which is the number of shares of Common Stock to be sold by the DLJMB Entities in the transaction in question and the denominator of which is the total number of shares of Common Stock owned by the DLJMB Entities immediately prior to such transaction.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GTP" means Global Technology Partners, LLC, a Delaware limited liability company.

         "GTP Principal" means any person who is, at the time, a member of GTP, and a party to the Consulting Agreement (if it has previously been executed) and the Co-Investment Agreement (each as amended or supplemented).

         "GTP Shareholder" means each of, and "GTP Shareholders" means collectively, Ashton Carter, John Deutch, Robert Hermann, Paul Kaminski, William Perry, Irving Yoskowitz, John White, and any GTP Principal who acquires Company Securities from a GTP Shareholder as a Permitted Transferee.

         "Initial Ownership" means, with respect to any Shareholder, the number of shares of Common Stock owned by such Shareholder as of the Closing Date (taking into account any stock split, stock dividend, reverse stock split or other similar event occurring after such date but not taking account of shares that may be acquired pursuant to other Company Securities).

         "Initial Public Offering" means the first sale of shares of Common Stock pursuant to a Public Offering.

         "Management Shareholders" means Robert E. Young II,  Gary M.
Viljoen, John L. Barnum, Vernon A. Dale, David J. Klingler, Thomas A.
Michalski, John L. Taft, Michael J. Bilinski, Terrance Schmidt, John Downs, Bill Bigas, Charles Leber, Walter Carmon, David Sabo, Randall Kriegh, Dan Camilli, Marilyn Goodman, Leili McPherson, Gregory Donaldson, Richard McInnis,
David McIntire, John Jensen and Dennis Triolo.

         "Permitted Transferee" means:

              (i) in the case of Behrman, the other Behrman funds listed on the attached Schedule I hereto;

              (ii) (x) in the case of any GTP Shareholder: (A) any other GTP Shareholder in the event that the transferring GTP Shareholder dies,

                                       3

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         becomes disabled, or is divorced, and (B) any person who is a GTP
         Principal but not a GTP Shareholder provided that (a) the Consulting Agreement (if it has previously been executed) and the Co-Investment Agreement (each as amended or supplemented) are still in effect (or DLJMB Partners II's prior written approval has been obtained) and (b) transfer to such person will not cause the transferee to own an amount of Common Stock greater than the largest amount of Common Stock owned by any GTP Shareholder as of the Closing Date; and (y) in the case of any GTP Shareholder who accepts a full-time position with the federal, or with any state or local, government, or with any organization where possession of Company Securities may give rise to an apparent or actual conflict of interest, such GTP Shareholder is permitted to transfer his Company Securities to a blind trust (and if the conflict of interest terminates, such Shareholder may reacquire such transferred Company Securities); provided that any and all trustees of the blind trust will be required with respect to a particular matter to vote such shares of Common Stock held in such trust in the same proportion as all other shares of Common Stock held by GTP Shareholders in the aggregate are voted for or against the particular matter being voted on, and provided further that with respect to the particular GTP Shareholder described in this clause (y), such blind trust (or trustee or trustees, if applicable) shall be deemed a Permitted Transferee .

              (iii) in the case of any Management Shareholder, (A) subject to Board approval, or in the event that the transferring Management Shareholder dies, becomes disabled, or is divorced, any other Management Shareholder, (B) a spouse or lineal descendant of any such Management Shareholder, or (C) any trust, the beneficiaries of which include only the Management Shareholder and /or the persons named in clause (B); and

              (iv) in the case of any DLJMB Entity, (A) any other DLJMB Entity,
         (B) any general or limited partner of any DLJMB Entity (a "DLJMB Partner"), and any Affiliated Employee Benefit Trust or other Person that is an Affiliate of any DLJMB Partner (collectively, the "DLJMB Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJMB Entity or of any DLJMB Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (C) (collectively, "DLJMB Associates"), (D) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, all of the stockholders, members or general or limited partners of which, include only the DLJMB Entities, DLJMB Affiliates, DLJMB Associates, their spouses or their lineal descendants, or (E) a voting trustee

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         for one or more DLJMB Entities, DLJMB Affiliates or DLJMB Associates under the terms of a voting trust designed to conform with the requirements of the Insurance Law of the State of New York.

         Unless otherwise indicated, any reference to a Shareholder (including without limitation Behrman, any DLJMB Entity, any GTP Shareholder, and any Management Shareholder) shall include its Permitted Transferees to the extent Company Securities have been transferred to such Permitted Transferees, and any rights or action that may be taken at the election of such Shareholder may be taken at the election of such Shareholder and its Permitted Transferees.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Public Offering" means an underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4, S-8 or any successor forms).

         "Registrable Securities" means any shares of Common Stock owned by a Shareholder and not acquired after the Initial Public Offering in market transactions.

         "Registration Expenses" means (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters), (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration,
(vii) reasonable fees and expenses of one counsel for the Shareholders participating in the offering selected (A) by Behrman, in the case of an offering pursuant to a Catch-up Demand Registration or Unlimited Demand Registration, (B) except as set forth in clause (A), by the DLJMB Entities, in the case of any offering in which such entities participate, or (C) in any other case, by the Shareholders holding the majority of shares to be sold for the account of all Shareholders in the offering, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD") including fees and expenses of any "qualified independent underwriter" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities;

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but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Shareholders (or the agents who manage their accounts) or any fees and expenses of underwriter's counsel.

         "Restriction Termination Date" means the earlier to occur of (a) the second anniversary of the Initial Public Offering and (b) the fifth anniversary of the Closing Date.

         "Rule 144" means Rule 144 (or any successor provisions) under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholder" means each Person (other than the Company) who shall be a party to or bound by this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 7.03, or otherwise, so long as such Person owns any Company Securities.

         Each of the following terms is defined in the Section set forth opposite such term:


     Term                                            Section

     Applicable Holdback Period                        6.03
     Capital Return Date                               3.04(a)
     Catch-up Demand Registration                      6.01(a)(iii)
     Catch-up Shareholder Amount                       6.01(a)
     Catch-up Shareholder Maximum                      6.01(a)
     Catch-up Shares                                   3.06(a)(iii)
     Class A Common Stock                              2.08
     Class B Common Stock                              2.08
     Class C Common Stock                              2.08
     Demand Registration                               6.01(a)(iii)
     DLJMB Termination Date                            2.06
     Drag-Along Rights                                 4.02(a)
     Holders                                           6.01(a)
     Incidental Registration                           6.02(a)
     Indemnified Party                                 6.07
     Indemnifying Party                                6.07
     Inspectors                                        6.04(g)


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     Term                                            Section
Offering Amount                                        6.01(a)
Ombudsman                                              2.05
Option Shares                                          3.04(a)
Public Offering Limitations                            3.04(a)
Records                                                6.04(g)
Regular Demand Registration                            6.01(a)(i)
Selling Person                                         4.01(a)
Selling Shareholder                                    6.01(a)
Shareholder Amount                                     6.01(a)
Shareholder Maximum                                    6.01(a)
Shareholder Portion                                    6.01(a)
Tag-Along Offer                                        4.01(a)
Tag-Along Right                                        4.01(a)
Tag-Along Sale                                         4.01(a)
Tagging Person                                         4.01(a)
transfer                                               3.01
Unlimited Demand Registration                          6.01(a)(ii)
Unlimited Shareholder Maximum                          6.01(a)
Unlimited Tradable Shares                              6.01(a)(iii)(B)



                                    ARTICLE 2
                              CORPORATE GOVERNANCE

         SECTION 2.01. Composition of the Board. (a) Each Shareholder agrees that the Board shall consist of five directors, three of whom will be nominated by the GTP Shareholders (two of whom will be GTP Shareholders, and one of whom will be designated by the GTP Shareholders), one of whom will be nominated by Behrman, and one of whom will be the Chief Executive Officer of the Company appointed by the Board; provided that the GTP Shareholders may, and, if required by a U.S. Government agency for whom the Company performs classified contracts, will, select as the third GTP Shareholder nominee a non-GTP Shareholder having considerable relevant business experience but no prior financial or contractual relationship with any of the Shareholders. The GTP nominees shall select the Chairman of the Board, and have initially selected Robert E. Young II. The rights of any group of Shareholders to nominate under this Section shall terminate when the number of shares of Common Stock held by such group of Shareholders is less than 10% of its Initial Ownership.


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          (b) If the Company could continue to perform classified work in circumstances where the holders of the Class C Common Stock held instead an equal number of shares of Class A Common Stock, and such holders elect, pursuant to Section 2.08 hereof, to have the shares of Class C Common Stock converted to shares of Class A Common Stock (which will automatically also cause all shares of Class B Common Stock to be converted to shares of Class A Common Stock): (i) the GTP Shareholders' right to nominate three directors will become a right of DLJMB Partners II to nominate such directors (at least one of whom shall be a GTP Shareholder so long as the Consulting Agreement (if it has previously been executed) and the Co-Investment Agreement (each as amended or supplemented) are still in effect), (ii) the GTP nominees' right to seats on committees will become a right of the nominees of DLJMB Partners II, and (iii) the DLJMB Entities will be obligated to vote for Board nominees as the GTP Shareholders would under Section 2.01(c).

          (c) The GTP Shareholders and Behrman will be required to vote for the GTP nominees and the Chief Executive Officer unless the number of shares of Common Stock held by GTP Shareholders and the DLJMB Entities is less than 10% of the Initial Ownership of the GTP Shareholders and the DLJMB Entities, and the GTP Shareholders and Behrman will be required to vote for the Behrman nominee unless and until the number of shares of Common Stock held by Behrman is less than 10% of Behrman's Initial Ownership.

          (d) The rights to nominate directors pursuant to Section 2.01(a) and
(b), and the right to require other parties to vote therefor pursuant to Section 2.01(c), shall not be transferable by the GTP Shareholders, other than to their Permitted Transferees, and shall not be transferable by DLJMB Partners II or Behrman.

         SECTION 2.02. Removal. Each Shareholder (other than the Management Shareholders) agrees that it will vote all of its shares of Common Stock entitled to vote in favor of the removal of any director who shall have been designated or nominated or appointed pursuant to Section 2.01 at the request of the Persons entitled to designate or nominate or appoint such director, and otherwise only for cause or with the consent of such Persons.

         SECTION 2.03. Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy of the Board:

              (a) the Person or Persons entitled under Section 2.01 to designate or nominate or appoint such director whose death, disability, retirement, resignation or removal resulted in such vacancy may designate another individual to fill such capacity and serve as a director of the Company; and


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              (b) subject to Section 2.01, each Shareholder (other than the
         Management Shareholders) agrees to vote all of its shares of Common Stock entitled to vote in favor of the election of such designee as a director.

         SECTION 2.04. Meetings. The Board shall hold a regularly scheduled meeting at least once every calendar quarter.

         SECTION 2.05. Action by the Board. (a) A quorum of the Board shall consist of three directors. All actions of the Board shall require the affirmative vote of at least a majority of the directors present at a duly convened meeting of the Board (with prior notice as provided in the ByLaws) at which a quorum is present or the unanimous written consent of the Board; provided that, in the event there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

          (b) The Board shall create a compensation committee which will have three seats. The Behrman nominee will be entitled to one seat, and the GTP nominees will be entitled to the other two seats. Subject to Section 2.06(ix), the compensation committee will make all compensation decisions.

          (c) The Board shall create an audit committee which will have three seats. The GTP nominees will be entitled to two seats; one of which will be held by a GTP Shareholder and one of which will be held by the third GTP nominee. The Behrman nominee will be entitled to the third seat. An individual shall be appointed by the audit committee to oversee the Company's handling of classified and controlled unclassified information (the "Ombudsman"), who shall report to the audit committee as needed, and no less than once per quarter.

          (d) The Board shall not create any other committees, except as required for appropriate regulatory authorities.

         SECTION 2.06. Certain Approval Rights. The Board has full authority to take any and all lawful action; provided that the prior written approval of DLJMB Partners II shall be required for the following corporate actions:

              (i) the sale or disposal of all Company assets (or a substantial part thereof);

              (ii) pledges, mortgages, or other encumbrances of the Company assets (other than for obtaining working capital or funds for capital improvements);


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              (iii) the issuance or redemption by the Company of debt or equity securities (including options and other equity-based compensation);

              (iv) the Company's participation in any corporate mergers, consolidations, reorganizations or acquisitions (of stock or assets);

              (v) the dissolution of the Company, the sale or liquidation of its business, or a change of control;

              (vi) the Company's filing of a bankruptcy petition or the windingdown of its business;

              (vii) a change in the Company's independent auditors;

              (viii) a change in the Company's Charter; and

              (ix) any proposed increase in the base salary for any senior manager of 20% or more in any given year, or a bonus for any senior manager in any given year greater than 70% of base salary (140% for the Chief Executive Officer).

         These approval rights shall terminate if all shares of Class B Common Stock and Class C Common Stock have been converted to shares of Class A Common Stock as contemplated by Section 2.08. These approval rights shall also terminate if the number of shares of Common Stock owned by the DLJMB Entities is less than 10% of the Initial Ownership of the DLJMB Entities (the "DLJMB Termination Date"). These approval rights shall not be transferable by DLJMB Partners II.

         SECTION 2.07. Affiliate Transactions. All transactions (other than issuances of equity securities) between the Company, on the one hand, and any shareholder or group of shareholders owning 5% or more of the outstanding shares of Common Stock or of the total voting power of the outstanding shares of Common Stock or any Affiliates thereof, on the other hand, shall be on terms no less favorable to the Company than those that can be obtained by the Company from an unaffiliated third party with similar qualifications. Any issuances or repurchases of equity securities by the Company shall be at fair market value as determined by the Board. It is understood and agreed that (a) the financial advisory agreement between Behrman Capital Management Corp. and the Company dated March 8, 1999, (b) the financial advisory agreement between Donaldson, Lufkin & Jenrette Securities Corporation and the Company dated March 4, 1999 (only with respect to such agreement and not with respect to the


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future agreements contemplated therein), and (c) transactions contemplated by the Co-Investment Agreement (or an amendment, supplement, or replacement thereof which provides for benefits to the GTP Shareholders which are proportionately (taking into account the size of the transaction) not materially greater than those contemplated to be received by the GTP Shareholders in the transactions consummated on the Closing Date) do not violate this Section 2.07.

         SECTION 2.08. Capitalization of Company. (a) Each Shareholder agrees that the Company shall be authorized to issue three classes of shares of capital stock, designated "Class A Common Stock", "Class B Common Stock", and "Class C Common Stock" (collectively, "Common Stock").

        (b) Behrman and the Management Shareholders will initially be holders of shares of Class A Common Stock. The GTP Shareholders will initially be holders of shares of Class B Common Stock. The DLJMB Entities will initially be holders of shares of Class C Common Stock.

        (c) Each of the shares of Common Stock shall be identical in all respects and shall have equal rights, powers, and privileges, except as set forth in the Company's Charter and below:

              (i) Conversion. (A) Any holder of shares of Class B Common Stock who transfers such shares to any Person (other than a Permitted Transferee of such holder, in which case such shares shall not convert, or a holder of Class C Common Stock, in which case such shares shall automatically convert to shares of Class C Common Stock) shall be required to exercise its right to convert such shares to Class A Common Stock as a condition to such transfer. Notwithstanding the foregoing, no conversion from shares of Class B Common Stock to shares of Class A Common Stock shall be made unless (i) the holders of the remaining shares of Class B Common Stock would be entitled to designate a majority of the Board of Directors of the Corporation, or (ii) such entitlement is not required in order for the Corporation to continue to perform classified work.

              (B) Any holder of shares of Class C Common Stock who transfers such shares to any Person (other than another holder of Class C Common Stock or an Affiliate of such holder, in which case such shares shall not convert) shall be required to exercise its right to convert such shares to Class A Common Stock as a condition of such transfer.

              (C) If the Company could continue to perform classified work in circumstances where the holders of the Class C Common Stock held


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



        instead an equal number of shares of Class A Common Stock, the holders of the Class C Common Stock may, at their option by majority vote (with subsequent notice to the other Shareholders) elect to require all holders of Class C Common Stock to convert their shares of Class C Common Stock to Class A Common Stock on a share for share basis, whereupon all such holders shall convert all such shares. Upon such conversion, each share of Class B Common Stock will, as provided in the charter, automatically convert into Class A Common Stock on a share for share basis.

               (ii) Dividends, Splits and Reclassifications. (A) Any dividends or distributions with respect to Common Stock shall be declared and paid at the same time and at the same rate per share on Class A Common Stock, Class B Common Stock, and Class C Common Stock. Any stock dividends on any class of Common Stock shall be paid in stock of such class, and any splits, divisions, or combinations of Common Stock shall be made in the same ratios with respect to the Class A Common Stock, Class B Common Stock, and Class C Common Stock.

               (B) Except as set forth in clause (A) above, each share of Class A Common Stock, Class B Common Stock, and Class C Common Stock shall be treated equally in respect of any dividends or distributions, when and as declared, and whether by dividend, recapitalization, reorganization, merger or otherwise.

        SECTION 2.09. Conflicting Charter or Bylaw Provisions. Each Shareholder shall vote its Company Securities entitled to vote and take all other actions necessary to ensure that the Company's Charter and Bylaws facilitate and do not at any time conflict with any provision of this Agreement.


                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

        SECTION 3.01. General. Each Shareholder understands and agrees that the Company Securities acquired on the Closing Date have not been registered under the Securities Act and are "restricted securities" as defined in Rule 144. Each Shareholder agrees that it will not, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("transfer") any Company Securities (or solicit any offers to buy or otherwise acquire, or take a pledge of any Company Securities) except in compliance with the Securities Act and the terms and conditions of this Agreement. Any attempt to transfer any Company

Securities not in compliance with this Agreement shall be null and void and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company's stock records to such attempted transfer.

        SECTION 3.02. Legends. In addition to any other legend that may be required, each certificate for Company Securities that is issued to any Shareholder shall bear a legend in substantially the following form:

                "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INVESTORS' AGREEMENT DATED AS OF APRIL 15, 1999, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM CONDOR SYSTEMS, INC. OR ANY SUCCESSOR THERETO."

        If with respect to any Company Securities, (a) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement or (b) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 are met, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such securities without the first sentence of the legend required by this Section endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by this Section endorsed thereon.

        SECTION 3.03. Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, any Shareholder may at any time transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder or group of Shareholders and without compliance with Sections 3.04, 3.05, 3.06 and 4.01 so long as (a) such Permitted Transferee shall have become a party to this Agreement and executed and delivered a copy of this Agreement to the Company and (b) the transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws. A Permitted Transferee will be entitled to the rights and subject to the obligations of the transferor hereunder; however it shall not have any rights to nominate any directors under Section 2.01, except if it is a Permitted Transferee of a GTP Shareholder, and shall not have any approval rights under Section 2.06. No transferee other than a Permitted Transferee shall be entitled to any rights or subject to any obligations of the transferor under this Agreement.

        SECTION 3.04.  Restrictions on Transfers by Management Shareholders.

        (a) Each Management Shareholder may transfer its Company Securities only as follows; provided that notwithstanding anything herein to the contrary, such transfers cannot, prior to eight years after the date of this Agreement, reduce the ownership of shares of Common Stock by such Management Shareholder to below that percentage of its Initial Ownership as equals the percentage of the DLJMB Entities' Initial Ownership after previous (or simultaneous, if in the same transaction) dispositions by the DLJMB Entities:

              (i) in a transfer made in compliance with Section 4.01 or 4.02;

              (ii) subject to the Public Offering Limitations, in a Public Offering in connection with the exercise of its rights under Article 6 hereof;

              (iii) following the second anniversary of the Initial Public Offering, in a transfer made in compliance with Rule 144 and Section
         6.03 hereof; or

              (iv) following the Restriction Termination Date, on an arms-length basis to any unaffiliated third party other than an Adverse Person for consideration consisting solely of cash, provided, however, that the number of shares of Common Stock transferred by such Management Shareholder pursuant to this clause (iv) in any 12-month period shall not exceed 20% of the total number of shares of Common Stock owned by such Management Shareholder at the beginning of such 12-month period.

        For purposes of this Agreement, "Public Offering Limitations" means (A) in the Initial Public Offering no Management Shareholder may transfer any shares of Common Stock, unless otherwise determined by the Board; (B)(i) in the first Public Offering following the Initial Public Offering, until the date on which the DLJMB Entities have received aggregate cash proceeds from the sale of shares of Common Stock equal to the DLJMB Entities' initial investment in shares of Common Stock (the "Capital Return Date"), no Management Shareholder may sell more shares of Common Stock acquired pursuant to exercise of employee stock options ("Option Shares") than the product of the number of Option Shares held by such person or group prior to such Public Offering and the lesser of (x) 50% of the DLJMB Proportion and (y) 20% and (ii) in each Public

Offering thereafter, no Management Shareholder may sell more Option Shares than the product of the number of Option Shares held by such person or group prior to the Public Offering and the lesser of (x) the DLJMB Proportion and (y) 50%.

        (b) The provisions of Section 3.04(a) shall terminate upon the DLJMB Termination Date.

        SECTION 3.05.  Restrictions on Transfers by GTP Shareholders.

        (a) Each GTP Shareholder may transfer its Company Securities only as follows; provided that notwithstanding anything herein to the contrary, such transfers cannot, without the prior written approval of DLJMB Partners II, reduce the ownership of shares of Common Stock of such GTP Shareholder to below that percentage of its Initial Ownership as equals the percentage of the DLJMB Entities' Initial Ownership remaining after previous (or simultaneous, if in the same transaction) dispositions of Common Stock by the DLJMB Entities, and provided further that the proceeds from any such transfers must be first used to repay all loans incurred by such GTP Shareholder to pay for shares of Common
Stock:

              (i) in a transfer made in compliance with Section 4.01 or 4.02;

              (ii) in a Public Offering (including the Initial Public Offering) in connection with the exercise of its rights under Article 6 hereof;

              (iii) following the second anniversary of the Initial Public Offering, in a transfer made in compliance with Rule 144 and Section
         6.03 hereof; or

              (iv) following the Restriction Termination Date on an arms-length basis to any unaffiliated third party other than an Adverse Person for consideration consisting solely of cash.

              (b) (i) If a GTP Shareholder proposes to transfer shares of Common Stock owned by such GTP Shareholder in a transaction pursuant to
         Section 3.05(a)(iii) or 3.05(a)(iv), such GTP Shareholder shall provide the DLJMB Entities, the Management Shareholders and the Company written notice of such proposed transfer. The notice shall identify the number of shares of Common Stock proposed to be transferred, the cash price per share at which a transfer is proposed to be made and all other material terms and conditions of the offer. Each GTP Shareholder agrees that it will not enter into any discussions or negotiations with any third party concerning a transaction that might constitute or result in any such offer, except in full compliance with Section 3.05(b).

              (ii) The receipt of a such notice by the DLJMB Entities and the Company from a GTP Shareholder shall constitute an offer by such GTP Shareholder to sell first, to the DLJMB Entities and, if not accepted or only accepted in part by the DLJMB Entities, second to the Company, for cash, the shares of Common Stock at the price and on the other terms and conditions set forth in such notice. Such offer shall be irrevocable for 10 Business Days (or in the case of a sale pursuant to Rule 144, 24 hours) after receipt of such notice by the DLJMB Entities and the Company. During such period, any of the DLJMB Entities and the Company shall have the right to accept such offer as to all or a portion of the shares of Common Stock (provided that first priority of the right to accept is given to the DLJMB Entities; and provided further that the aggregate number of shares of Common Stock accepted by the DLJMB Entities and the Company (and any participating Management Shareholders) together equals the total number of shares of Common Stock subject to the offer) by giving a written notice of acceptance to such Shareholder prior to the expiration of the offer period.

              (iii) If one or more of the DLJMB Entities accept the offer, the Management Shareholders will have the right to participate with the DLJMB Entities in the purchase, pro rata based on their respective Initial Ownership. In addition, if the shares to be sold by the GTP Shareholders are shares of Class B Common Stock: (A) the shares of Common Stock purchased by the DLJMB Entities shall convert upon the closing of such sale into shares of Class C Common Stock and (B) the shares of Common Stock purchased by the Management Shareholders shall convert upon the closing of such sale into shares of Class A Common Stock.

              (iv) Any person who has accepted the offer shall purchase and pay for all shares of Common Stock accepted within 30 days after such acceptance; provided that if the purchase and sale of such shares is subject to any prior regulatory approval, the time period during which such purchase and sale may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received; provided further that such time period shall not exceed 120 days without the prior written consent of the GTP Shareholder.

              (v) Upon the failure to accept the offer in full prior to the expiration of the offer period or the failure to consummate the purchase within 30 (or 120 days, if applicable) after the acceptance of the offer, there shall commence a 60-day period during which the GTP Shareholder that gave the notice shall have the right to transfer to a third party any or all of the shares of Common Stock subject to such offer at a price in cash not less than 90% of the price indicated in the applicable notice to the DLJMB Entities and the Company, and on the other terms and conditions set forth therein, provided that the transfer to such third party is not in violation of applicable federal or state or foreign securities laws. If such Shareholder does not consummate the sale in accordance with the foregoing time limitations, such Shareholder may not thereafter transfer any shares of Common Stock in a transaction pursuant to Section 3.05(a)(iii) or 3.05(a)(iv) without repeating the foregoing procedures.

              (vi) Notwithstanding anything in this Section 3.05(b) to the contrary, the provisions of this Section 3.05(b) will not be applicable to transfers made pursuant to and in compliance with any provisions of this Agreement other than Sections 3.05(a)(iii) or (iv).

        (c) The provisions of Sections 3.05(a) and (b) shall terminate upon the DLJMB Termination Date.

        SECTION 3.06.  Restrictions on Transfers by Behrman.

        (a) Behrman may transfer its Company Securities only as follows:

              (i) prior to the Initial Public Offering, in a transfer made in compliance with Section 4.01 or 4.02;

              (ii) in the Initial Public Offering in connection with the exercise of its rights under Article 6 hereof;

              (iii) in the first two years following the Initial Public Offering, if the Shareholders own at the time of transfer more than 50% of the outstanding shares of Common Stock, then:

                   (A) in a transfer made in compliance with Section 4.01 or
              4.02;

                   (B) with respect to Catch-up Shares only,

                       (1) in a transfer made in compliance with Rule 144,
                   provided that sales by Behrman pursuant to this clause (1) shall not (x) in any 60 day period, total over $3.5 million, occur on more than seven trading days or occur outside a two week period, or (y) occur in more than four 60-day periods;

                       (2) in a transfer made pursuant to a Catch-Up Demand
                   Registration (as defined in Section 6.01(a)(iii)), or

                       (3) in a transfer made pursuant to a Regular Demand
                   Registration (as defined in Section 6.01(a)(i)) initiated by a Shareholder other than Behrman or pursuant to an Incidental Registration (as defined in Section 6.02(a)), subject to applicable priority provisions.

               "Catch-up Shares" means the number of shares of Common Stock that Behrman would have been entitled to transfer pursuant to Section
               4.01 after the Initial Public Offering or a Demand Registration initiated by a Shareholder other than Behrman or an Incidental Registration (excluding the Initial Public Offering), in each case, in which Behrman elected not to participate; and

                   (C) in a transfer made pursuant to an Unlimited Demand
               Registration (as defined in Section 6.01(a)(ii)) or the transfer of Unlimited Tradable Shares (as defined in Section 6.01);

              (iv) in the first two years following the Initial Public Offering, if the Shareholders own at the time of such transfer 50% or less of the outstanding shares of Common Stock or after two years following the Initial Public Offering, then:

                   (A) in a transfer made in compliance with Section 4.01 or
               4.02;

                   (B) in a transfer made in compliance with Rule 144;

                   (C) in a transfer made pursuant to a Regular Demand
               Registration, a Catch-up Demand Registration or an Incidental Registration;

                   (D) in the event that Behrman own either (a) less than 3.5%
               of the outstanding shares of Common Stock, or (b) shares of Common Stock with a market value of less than $8 million in the aggregate, to any Person other than an Adverse Person; or

                   (E) pursuant to an Unlimited Demand Registration or the
               transfer of Unlimited Tradable Shares.

              (v) Behrman may transfer its shares of Common Stock to general or limited partners of Behrman, in the event that any of the DLJMB Entities transfers shares of Common Stock to any general or limited partners of DLJMB Entities; provided that Behrman cannot transfer to its general and limited partners a number of shares of Common Stock that is greater than 57% of the number of shares of Common Stock that the DLJMB Entities transfer to their general and limited partners.

        (b) (i) If Behrman proposes to transfer shares of Common Stock owned by Behrman in a transaction pursuant to Sections 3.06(a)(iii)(B)(1), 3.06(a)(iii)(C) (only as to Unlimited Tradable Shares), 3.06(a)(iv)(B), 3.06(a)(iv)(D), or 3.06(a)(iv)(E) (only as to Unlimited Tradable Shares), Behrman shall provide the DLJMB Entities, the other Shareholders and the Company written notice of such offer. The notice shall identify the number of shares of Common Stock proposed to be sold and the cash price per share of Common Stock at which a sale is proposed to be made and all other material terms and conditions of the offer. Behrman agrees that it will not enter into any discussions or negotiations with any third party concerning a transaction that might constitute or result in any such offer, except in full compliance with Section 3.06(b).

              (ii) The receipt of such notice by the DLJMB Entities and the Company from Behrman shall constitute an offer by such Shareholder to sell first, to the DLJMB Entities and, if not accepted or only accepted in part by the DLJMB Entities, second to the Company for cash the shares of Common Stock at the offer price and on the other terms and conditions set forth in such notice. Such offer shall be irrevocable for 24 hours after receipt of such notice by the DLJMB Entities and the Company. During such 24-hour period, any of the DLJMB Entities and the Company shall have the right to accept such offer as to all or a portion of the shares of Common Stock (provided that first priority of the right to accept is given to the DLJMB Entities; and provided further, that the aggregate number of shares of Common Stock accepted by the DLJMB Entities and the Company (and any participating Management Shareholders and GTP Shareholders) together equals the total number of shares of Common Stock subject to the offer) by giving a written notice of acceptance to such Shareholder prior to the expiration of such 24-hour period.

              (iii) If any of the DLJMB Entities accept the offer, the Shareholders other than Behrman will have the right to participate with such DLJMB Entity in the purchase, pro rata based on their respective

        Initial Ownership, and at the discretion of the compensation committee, the Company may lend on an arms-length basis necessary funds to any Management Shareholder who wishes to participate for up to seven Business Days. In addition, if at the time of such purchase any shares of Class C Common Stock are outstanding, the shares purchased by the DLJMB Entities shall convert upon the closing of such sale into shares of Class C Common Stock.

              (iv) Any person who has accepted the offer shall purchase and pay for all shares of Common Stock accepted within 3 trading days after acceptance of the offer.

              (v) Upon the failure to accept the offer in full prior to the expiration of the 24-hour period or the failure to consummate the purchase within 3 trading days after the acceptance of the offer, there shall commence a 60-day period during which the Shareholder that gave the notice shall have the right to transfer to a third party any or all of the shares of Common Stock subject to the such offer at a price in cash not less than 90% of the price indicated in the applicable notice to the DLJMB Entities and the Company, and on the other terms and conditions set forth therein. If such Shareholders do not consummate the sale in accordance with the foregoing time limitations, such Shareholders may not thereafter transfer any shares of Common Stock in a transaction pursuant to Sections 3.06(a)(iii)(B)(1), 3.06(a)(iii)(C) (only as to Unlimited Tradable Shares), 3.06(a)(iv)(B), 3.06(a)(iv)(D), or 3.06(a)(iv)(E) (only as to Unlimited Tradable Shares), without repeating the foregoing procedures.

              (vi) Notwithstanding anything in this Section 3.06(b) to the contrary, the provisions of this Section 3.06(b) will not be applicable to transfers made pursuant to and in compliance with any provisions of this Agreement other than Sections 3.06(a)(iii)(B)(1), 3.06(a)(iii)(C) (only as to Unlimited Tradable Shares), 3.06(a)(iv)(B), 3.06(a)(iv)(D), or 3.06(a)(iv)(E) (only as to Unlimited Tradable Shares).

        (c) The provisions of Sections 3.06(a) and (b) shall terminate on the date that the number of shares of Common Stock owned by the DLJMB Entities (excluding, for purposes of this Section 3.06 only, shares of Common Stock owned by any Permitted Transferee who is not (i) a DLJMB Entity, (ii) a general partner of a DLJMB Entity, (iii) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, all of the stockholders, members or general or limited partners of which, include only the DLJMB Entities, or (iv) a voting trustee for one or more DLJMB Entities) is less than 10% of the Initial Ownership of the DLJMB Entities.

                                    ARTICLE 4
                       TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

        SECTION 4.01. Rights to Participate in Transfer. (a) If one or more of the DLJMB Entities (collectively, the "Selling Person") propose to transfer any shares of Common Stock (other than to a Permitted Transferee) (a "Tag-Along Sale"), the Selling Person shall provide each other Shareholder written notice of the terms and conditions of such proposed transfer and offer each such Shareholder the opportunity to participate in such transfer. The notice shall identify the number of shares of Common Stock subject to the offer ("Tag-Along Offer"), the per share cash price at which the sale is proposed to be made, and all other material terms and conditions of the offer, including the form of the proposed agreement, if any. From the date of such notice, each such Shareholder shall have the right (a "Tag-Along Right"), exercisable by written notice given to the Selling Person within 15 days, to request that the Selling Person include in the proposed sale the number of shares of Common Stock owned by such Shareholder (a "Tagging Person") as is specified in such Tagging Person's notice; provided that if the aggregate number of shares of Common Stock proposed to be sold by the Selling Person and all Tagging Persons in such transaction exceeds the number of shares of Common Stock that can be sold to the third party on the terms and conditions proposed, then each such Person shall be entitled to sell a maximum number of shares of Common Stock equal to the product of (1) the total number of shares of Common Stock that can be sold to the third party on the terms and conditions proposed and (2) a fraction the numerator of which is the total number of shares owned by such Shareholder and the denominator of which is the aggregate number of shares of Common Stock owned by the Selling Person and all Tagging Persons. Each Tagging Person shall deliver, together with its notice of acceptance, to the Selling Person the certificate or certificates representing the shares of Common Stock to be included in the transfer, together with a limited power-of-attorney authorizing the Selling Person to transfer such shares on the terms set forth in the notice from the Selling Person. Delivery of such certificate or certificates and other documents to the Selling Person shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons. If, at the end of a 120 day period after such delivery, the Selling Person has not completed the sale of all such shares of Common Stock on substantially the same terms and conditions set forth in the notice from the Selling Person, the Selling Person shall return to each Tagging Person the limited power-of-attorney (and all copies thereof) together with all certificates which such Tagging Person delivered for transfer pursuant to this
Section 4.01.

        (b) Concurrently with the consummation of the Tag-Along Sale, the Selling Person shall notify the Tagging Persons thereof, shall remit to the Tagging Persons the total consideration (less their proportional share of any expenses of such sale) (by bank or certified check) for the shares of Common Stock of the Tagging Persons sold pursuant thereto, and shall, promptly after the consummation of such sale, furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

        (c) If at the termination of the notice period referred to in Section 4.01(a) any Shareholder shall not have elected to participate in the Tag-Along Sale, such Shareholder will be deemed to have waived its rights under Section 4.01(a) with respect to the transfer of its shares pursuant to such Tag-Along Sale.

        (d) If any Shareholder declines to exercise its Tag-Along Rights or elects to exercise its Tag-Along Rights with respect to less than the maximum number of shares it was entitled to sell, the Tagging Persons who do respond and the DLJMB Entities shall be entitled to sell, pursuant to the Tag-Along Offer, an additional number of shares of Common Stock equal to the number of shares of Common Stock constituting their pro rata portion of the unexercised portion of the number of shares of such Shareholder.

        (e) The Selling Person may sell the shares of Common Stock subject to the Tag-Along Offer on the terms and conditions set forth in the notice it gave (provided, however, that the cash price payable in any such sale may exceed the cash price specified in the notice by up to 10%) within 120 days of the date on which Tag-Along Rights shall have been waived, exercised or expire.

        (f) The Tag-Along Rights pursuant to this Section 4.01 will terminate upon the DLJMB Termination Date.

        SECTION 4.02. Right to Compel Participation in Certain Transfers. (a) If the DLJMB Entities propose to transfer not less than 80% of the shares of Common Stock then owned by them to an unaffiliated third party in a bona fide sale, the DLJMB Entities may at their option require each of the other Shareholders to sell a number of shares of Common Stock equal to the product of the total number of shares of Common Stock owned by such other Shareholders and the DLJMB Proportion on the terms and conditions proposed by the third party ("Drag-Along Rights"). The DLJMB Entities shall provide written notice of such sale to the other Shareholders not later than the 15th day prior to the proposed sale. The notice shall identify the transferee, the number of shares of Common Stock to be sold by each Shareholder, the proposed consideration and all other material terms and conditions. Subject to the terms hereof, each

Shareholder shall be required to participate in the sale on the terms and conditions set forth in the notice and to tender all of its shares of Common Stock to be sold as set forth below; provided that (x) Behrman shall not be responsible for any post-closing covenants or obligations that would limit the normal operation of Behrman or companies they have invested in, other than pro rata indemnification provisions and nonsolicitation provisions and (y) the GTP Shareholders shall not be personally responsible for any post-closing covenants or obligations other than pro rata indemnification provisions and nonsolicitation provisions imposed on all other Shareholders. Not later than the 10th day following the date of the notice from the DLJMB Entities, each of the other Shareholders shall deliver to a Person designated in the notice certificates representing the shares to be sold by such Shareholder, duly endorsed, together with all other documents required to be executed in connection with such sale. If a Shareholder should fail to deliver such certificates, the Company shall cause the books and records of the Company to show that such shares of Common Stock are bound by the provisions of this
Section 4.02 and that such shares of Common Stock shall be transferred to the purchaser immediately upon surrender for transfer by the holder thereof.

        (b) The DLJMB Entities shall have a period of 45 days from the date of receipt of the notice to consummate the sale on the terms and conditions set forth in such notice. If the sale shall not have been consummated during such period, the DLJMB Entities shall return to each of the other Shareholders all certificates and other documents that such Shareholder delivered for transfer pursuant hereto, and all the restrictions on transfer contained in this Agreement or otherwise applicable at such time with respect to Company Securities owned by the other Shareholders shall again be in effect.

        (c) Concurrently with the consummation of the transfer of shares of Common Stock pursuant to this Section 4.02, the DLJMB Entities shall give notice thereof to the other Shareholders, shall remit to such Shareholders the total consideration (less their proportional share of any expenses of such sale) (by bank or certified check) for the shares of Common Stock sold by such Shareholders pursuant hereto and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Shareholders.

        (d) The Drag-Along Rights pursuant to this Section 4.02 will terminate upon the earlier to occur of (i) at such time as the DLJMB Entities and the other Shareholders own less than 50% of the outstanding shares of Common Stock and (ii) the second anniversary of the Initial Public Offering.

                                    ARTICLE 5
                                PREEMPTIVE RIGHTS

        SECTION 5.01. Pre-emptive Rights. (a) If the Company proposes to issue Company Securities to the DLJMB Entities (excluding for these purposes any Permitted Transferees who are not DLJMB Entities) or successor DLJ merchant banking funds with substantially similar investment objectives, (i) each of Behrman and the Management Shareholders shall have the pre-emptive right to acquire its portion of such Company Securities, (ii) GTP Shareholders shall have pre-emptive rights as provided in the Co-Investment Agreement, and (iii) each GTP Shareholder shall have the pre-emptive right to acquire a number of Company Securities equal to the excess, if any, of (A) its portion of such Company Securities over (B) the number of Company Securities that it has the right to acquire pursuant to clause (ii) of this sentence. For these purposes, each Shareholder's portion will mean a fraction, the numerator of which is such Shareholder's Initial Ownership and the denominator of which is the Initial Ownership of all Shareholders.

        (b) In the case of Behrman, the Company Securities that it may acquire pursuant to this Section 5.01 (when taken together with all Company Securities owned by Behrman immediately after the Closing Date) may not exceed $50 million in aggregate purchase price. After any offer of Company Securities to Behrman pursuant to this Section 5.01, the $50 million aggregate amount referred to above shall be reduced by the amount of the Company Securities so offered to Behrman, whether or not Behrman accepts such offer. Notwithstanding anything contained in this paragraph (b) to the contrary, Behrman shall be entitled to any pre-emptive rights it would otherwise have pursuant to the preceding paragraph (a) if the Company Securities are sold at an effective price per share of Common Stock less than the price per share paid at the Closing Date.

        (c) Subject to any bank loan agreements and legal loan-to-value requirements, and subject to the discretion of the compensation committee, the Company may loan (on an arms-length basis) the Management Shareholders any funds needed by them to exercise pre-emptive rights.

        (d) At the discretion of the compensation committee, unexercised options held by Management Shareholders or GTP Shareholders may be taken into account in determining the amount of shares that they and the other parties are allowed to purchase pursuant to this Section.

                                    ARTICLE 6
                               REGISTRATION RIGHTS

        SECTION 6.01. Demand Registration. (a) If the Company shall receive a written request (any requesting Person in this Article 6 being referred to as a "Selling Shareholder") that the Company effect the registration under the Securities Act so as to permit the disposition (in accordance with the intended method of disposition specified therein) of:

              (i) all or a portion of such Selling Shareholder's Registrable Securities, (A) at any time by the DLJMB Entities and (B) by Behrman at any time after the earlier of (x) two years following an Initial Public Offering and (y) the first date after the Initial Public Offering on which the Shareholders own 50% or less of the outstanding shares of Common Stock (any such requested registration, a "Regular Demand Registration");

              (ii) all or a portion of Behrman's Registrable Securities, at any time following the Initial Public Offering (an "Unlimited Demand Registration"); or

              (iii) all or a portion of Behrman's Registrable Securities, at any time following the Initial Public Offering, provided that the request is limited to the number of Catch-Up Shares (as defined in Section 3.06) and it is in an amount which exceeds $20 million (a "Catch-Up Demand Registration", and each of a Regular Demand Registration, an Unlimited Demand Registration and Catch-Up Demand Registration being a "Demand Registration");

then the Company shall use its best efforts, subject to the other terms and conditions hereof, to effect, as expeditiously as possible, the registration under the Securities Act of the Registrable Securities entitled to be included pursuant to this Section 6.01 in such registration. If a Demand Registration involves an underwritten Public Offering, in consultation with the managing underwriter, the Selling Shareholders shall have the right to determine the acceptable price range for the offering. Based upon such price range, the managing underwriters will determine the number of shares of Registrable Securities that can be sold in such offering in such price range (the "Offering Amount"). Notwithstanding anything to the contrary contained herein, subject to Sections 6.01(d) and 6.01(e), the Company shall not be obligated to initiate any Demand Registration within four months after termination of any other registration, and the Company's obligation to effect any Demand Registration in this Section 6.01(a) is subject to the following:

                   (A) Regular Demand Registrations. With respect to Regular
               Demand Registrations, the Company shall not be required to effect more than five Regular Demand Registrations for the benefit of the DLJMB Entities on the one hand and one Regular Demand Registration for Behrman on the other hand, and shall not be required to effect more than one Regular Demand Registration within four months after termination of any other Regular Demand Registration, or more than one Regular Demand Registration for Behrman within nine months after termination of any other Regular Demand Registration for Behrman; provided that (x) if the party initiating a Regular Demand Registration is not able to register all of the shares of Common Stock it sought to register, it will be entitled to an additional Regular Demand Registration, (y) Behrman will have the right to an additional Regular Demand Registration the first time Behrman purchases securities directly from the Company in a future issuance of Company Securities by the Company and (z) the DLJMB Entities will be entitled to additional Regular Demand Registrations each time one or more of them purchase securities directly from the Company in any future issuances of Company Securities by the Company.

               With respect to a Regular Demand Registration, the Company shall be entitled to include in such registration, prior to the inclusion of any Registrable Securities by any Shareholders, a number of shares of Registrable Securities up to the Offering Amount. To the extent the Company determines to include a number of shares of Registrable Securities less than the Offering Amount (the difference between the Offering Amount and the number of shares to be included in the registration by the Company is hereinafter referred to as the "Shareholder Amount"), the Company shall promptly give written notice of such Regular Demand Registration at least 15 Business Days prior to the anticipated filing date of the registration statement relating to such Regular Demand Registration to the Shareholders (such Shareholders, including the Selling Shareholders, the "Holders"). Each Holder shall have the right to request the inclusion in such registration of a number of shares of Registrable Securities equal to the Shareholder Amount multiplied by a fraction (its "Shareholder Portion"), the numerator of which is such Holder's Initial Ownership and the denominator of which is the aggregate Initial Ownership of Holders entitled to be included (its "Shareholder Maximum"), and each Holder may request the Company to include in such registration a number of shares of Registrable Securities up to its

               Shareholder Maximum by written request within 10 Business Days after the receipt by such Holders of such written notice given by the Company. If a Holder elects not to request inclusion of its full Shareholder Maximum, the other Holders who have elected to request inclusion of their full Shareholder Maximums will be able to request inclusion of additional shares of Registrable Securities equal in the aggregate to the unused portion of such Shareholder Maximum, pro rata based on their respective Initial Ownership.

                   (B) Unlimited Demand Registrations. With respect to Unlimited
               Demand Registrations, Behrman will initially have the right to request only one Unlimited Demand Registration. The Company will not be required to initiate an Unlimited Demand Registration within nine months after termination of any other registration. If the number of shares of Common Stock requested to be registered and sold by Behrman (and not giving effect to any shares of Common Stock requested by other Shareholders to be included) would result in the Shareholders owning less than a majority of the outstanding shares of Common Stock after consummation of the offering, the Company shall not be required to effect such Unlimited Demand Registration. If Behrman requests to register less than $20 million of shares of Common Stock, the Company may elect not to register such shares, at which time Behrman will be free to dispose of such shares ("Unlimited Tradable Shares") in any market transaction or to any unaffiliated third party other than an Adverse Person. Further, if another Shareholder is included in the Unlimited Demand Registration, Behrman shall have the right to another Unlimited Demand Registration if it is not able to register all of the shares of Common Stock it sought to register (without regard to its Unlimited Shareholder Maximum).

               With respect to an Unlimited Demand Registration, the Company shall promptly give written notice of such Unlimited Demand Registration at least 15 Business Days prior to the anticipated filing date of the registration statement relating to such Unlimited Demand Registration to the other Shareholders. Each Holder shall have the right to request the inclusion in such registration of a number of shares of Registrable Securities equal to the Offering Amount multiplied by its Shareholder Portion (its "Unlimited Shareholder Maximum"), and each Holder may request the Company to include in such registration a number of shares of Registrable Securities up to its Unlimited Shareholder Maximum by written request within 10 Business Days after the receipt by such Holders of such written notice given by the Company. If a Holder elects not to request inclusion of its full Unlimited Shareholder Maximum, the other Holders who have elected to request inclusion of their full Unlimited Shareholder Maximums will be able to request inclusion of additional shares of Registrable Securities equal in the aggregate to the unused portion of such Unlimited Shareholder Maximum, pro rata based on their respective Initial Ownership, provided that if Behrman has sought to register all of its shares of Registrable Securities (without regard to its Unlimited Shareholder Maximum), and such amount is less than $20 million and the Company has determined to register such shares rather than elect to have them become Unlimited Tradable Shares, then in no event shall Behrman's Unlimited Shareholder Maximum be set such that Behrman holds more than $8 million of shares of Registrable Securities after consummation of the offering.

               If the Offering Amount exceeds the number of shares of Registrable Securities to be included in the registration by all Shareholders pursuant to the foregoing provisions, the Company shall then be entitled to include in the registration a number of shares equal to such excess.

                   (C) Catch-Up Demand Registration. With respect to Catch-Up
               Demand Registrations, Behrman shall have one Catch- Up Demand Registration for each transaction in which Catch-Up Shares are created. The Company shall not be required to initiate a Catch-Up Demand Registration within six months after termination of any other Catch-Up Demand Registration.

               With respect to a Catch-Up Demand Registration, Behrman shall be entitled to include in such registration, prior to the inclusion of any Registrable Securities by any Shareholders, a number of shares of Registrable Securities up to the Offering Amount. To the extent Behrman determines to include a number of shares of Registrable Securities less than the Offering Amount (the difference between the Offering Amount and the number of shares requested by Behrman to be included in the registration is hereinafter referred to as the "Catch-Up Shareholder Amount"), the Company shall promptly give written notice of such Catch-Up Demand Registration at least 15 Business Days prior to the anticipated filing date of the registration statement relating to such Catch-Up

               Demand Registration to the other Shareholders. Each of the other Shareholders shall have the right to request the inclusion in such registration of a number of shares of Registrable Securities equal to the Catch-Up Shareholder Amount multiplied by such Shareholder's Shareholder Portion (the "Catch-Up Shareholder Maximum"), and each such Shareholder may request the Company to include in such registration a number of shares of Registrable Securities, up to its Catch-Up Shareholder Maximum by written request within 10 Business Days after the receipt by such Shareholders of such written notice given by the Company. If a Shareholder elects not to request inclusion of its full Catch-Up Shareholder Maximum, the other Shareholders who have elected to request inclusion of their full Catch-Up Shareholder Maximums will be able to request inclusion of additional shares of Registrable Securities equal in the aggregate to the unused portion of such Catch-Up Shareholder Maximum, pro rata based on their respective Initial Ownership.

               If the Offering Amount exceeds the number of shares of Registrable Securities to be included in the registration by all Shareholders pursuant to the foregoing provisions, the Company shall then be entitled to include in the registration a number of shares equal to such excess.

        (b) The Selling Shareholders requesting a registration under this Section may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Company revoking such request, in which case such request, so revoked, shall still be considered a Demand Registration unless the Selling Shareholders reimburse the Company for all costs incurred by the Company in connection with such registration, or unless such revocation arose out of the fault of the Company.

        (c) Except as provided in (b) above, the Company will pay all Registration Expenses in connection with any Demand Registration.

        (d) A registration requested pursuant to this Section shall not be deemed to have been effected unless the registration statement relating thereto
(i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder).

        (e) If a Demand Registration involves an underwritten Public Offering, and after the Offering Amount is initially set, it is changed by the managing underwriters, the Registrable Securities to be included in the Public Offering shall be re-allocated among the Company and the holders thereof in the same manner in which they were initially allocated.

        SECTION 6.02. Incidental Registration. (a) If the Company proposes to register any Company Securities under the Securities Act (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms, (ii) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company, (iii) in connection with a direct or indirect acquisition by the Company of another company, or (iv) pursuant to a Demand Registration), whether or not for sale for its own account, it will each such time, subject to the provisions of Section 6.02(b), give prompt written notice at least 30 days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder's rights under this
Section 6.02 and shall offer such Shareholders the opportunity to include in such registration statement such number of Registrable Securities of the same type as are proposed to be registered as each such Shareholder may request (an "Incidental Registration"). Upon the written request of any such Shareholder made within 15 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Shareholder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (I) if such registration involves a Public Offering, all such Shareholders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected as provided in Section 6.04(f) on the same terms and conditions as apply to the Company and
(II) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 6.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of a Selling Shareholder or Holder under Section 6.01). No registration effected under this Section 6.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 6.01. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 6.02.

        (b) If a registration pursuant to this Section 6.02 involves a Public Offering and the managing underwriter advises the Company that, in its view, the number of shares of Common Stock that the Company and such Shareholders intend to include in such registration exceeds the Offering Amount, the Company will include in such registration, in the following priority, up to the Offering
Amount:

              (i) first, any securities proposed to be registered by the Company for its own account; and

              (ii) second, all Registrable Securities requested to be included in such registration by any Shareholder pursuant to this Section 6.02 (allocated, if necessary for the offering not to exceed the Offering Amount, pro rata among such Shareholders on the basis of their Shareholder Portion (as defined in Section 6.01)).

        SECTION 6.03. Holdback Agreements. If any registration of Registrable Securities shall be in connection with a Public Offering, each Shareholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other Common Stock of the Company or of any securities convertible into or exchangeable or exercisable for any Common Stock of the Company (in each case, other than as part of such Public Offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date equal to the lesser of (i) such period of time as agreed between such managing underwriter and the Company that shall apply to all Shareholders and (ii) 180 days (such lesser period, the "Applicable Holdback Period").

        SECTION 6.04. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 6.01 or 6.02, the Company will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

        (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days.

        (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.

        (c) After the filing of the registration statement, the Company will promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

        (d) The Company will use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Shareholder holding such Registrable Securities reasonably (in light of such Shareholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

        (e) The Company will immediately notify each Shareholder holding such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and make available to each such Shareholder any such supplement or amendment.

        (f) The DLJMB Entities will have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering. In connection with any Public Offering, the Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

        (g) Upon the execution of confidentiality agreements in form and substance satisfactory to the Company, the Company will make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 6.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the shares of Common Stock unless and until such is made generally available to the public. Each Shareholder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

        (h) The Company will furnish to each such Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

        (i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its Shareholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

        The Company may require each such Shareholder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

        Each such Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.04(e), such Shareholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.04(e), and, if so directed by the Company, such Shareholder will deliver to the Company all copies, other than any permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 6.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 6.04(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 6.04(e).

        SECTION 6.05. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder holding Registrable Securities covered by a registration statement, its officers, directors and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Shareholder or on such Shareholder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus and it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters, on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 6.05.

        SECTION 6.06. Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Shareholder, but only (i) with respect to information furnished in writing by such Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section 6.05 results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters, on substantially the same basis as that of the indemnification of the Company provided in this Section 6.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 6 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. Each Shareholder's obligation to indemnify pursuant to this Section 6.06 shall be limited in amount to the public offering price of the shares sold by such Shareholder.

        SECTION 6.07. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 6, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

        SECTION 6.08. Contribution. If the indemnification provided for in this
Article 6 is unavailable (other than pursuant to its terms) to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 6.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each such Shareholder's obligation to contribute pursuant to this Section 6.08 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

        SECTION 6.09. Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

        SECTION 6.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

        SECTION 6.11. Cooperation by the Company. In the event any Shareholder shall transfer any Registrable Securities pursuant to Rule 144A under the Securities Act, the Company shall cooperate with such Shareholder (which shall include, without limitation, making registration rights with respect to the Registrable Securities to be sold (or securities issuable or to be issued in exchange therefor) available to the ultimate purchasers thereof) and shall provide to such Shareholder such information as such Shareholder shall reasonably request.



                                    ARTICLE 7
                                  MISCELLANEOUS

        SECTION 7.01. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

        SECTION 7.02. Effectiveness; Binding Effect; Benefit. This Agreement shall become effective on the Closing Date. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        SECTION 7.03. Assignability. This Agreement shall not be assignable by any party hereto, except that any Person acquiring shares of Common Stock who is required by the terms of this Agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of the Company or any subsidiary to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement and shall thenceforth be a "Shareholder". Any Shareholder who ceases to own any shares of Common Stock shall cease to be bound by the terms hereof (other than the provisions of Sections 6.04(g), 6.05, 6.06, 6.07, 6.08, and 6.10 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any shares of Common Stock).

        SECTION 7.04. Amendment and Waiver. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with the approval of the Board and Shareholders holding at least 85% of the outstanding shares of Common Stock; provided that any amendment or other modification of this Agreement that would adversely affect any Shareholder may be effected only with the consent of such Shareholder.

        SECTION 7.05. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmissions) and shall be given,

        if to the Company or the Management Shareholders, to:

               Condor Systems, Inc.
               2133 Samaritan Drive
               San Jose, CA 95124
               Attention: Gary M. Viljoen, Chief Financial Officer
               Fax: (408) 371-5874

        with a copy to:

               Seyfarth, Shaw, Fairweather & Geraldson
               55 E. Monroe St.,
               Chicago, IL 60603
               Attention: Theodore E. Cornell III
               Fax: (312) 269-8869

        and a copy to the DLJMB Entities at their addresses listed below.

        if to the DLJMB Entities, to:

               DLJ Merchant Banking Partners II, L.P.
                       277 Park Avenue
                       New York, New York 10172
                       Attention: David L. Jaffe
                       Fax:  (212) 892-7552
        with a copy to:

               Davis Polk & Wardwell
                       450 Lexington Avenue
                       New York, New York  10017
                       Attention: Christopher Mayer
                       Fax:  (212) 450-4800

        if to Behrman, to:

               Behrman Capital
                       4 Embarcadero Center
                       Suite 3640
                       San Francisco, CA 94111
                       Attention: William M. Matthes
                       Fax: (415) 434-7310

        with a copy to:

               Latham & Watkins
                       135 Commonwealth Drive
                       Menlo Park, CA 94025
                       Attention: Peter F. Kerman, Esq
                       Fax: (650) 463-2600

        if to GTP Shareholders, to:

               Global Technology Partners, LLC
                       1300 Eye Street, NW
                       Suite 220 East
                       Washington, DC 20005
                       Attention: Irving B. Yoskowitz, Esq
                       Fax: (202) 289-3222

        with a copy to:

               Shea & Gardner
                       1800 Massachusetts Ave., NW
                       Washington, DC 20036
                       Attention: Stephen J. Hadley, Esq.
                       Fax: (202) 828-2195

        All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmission.

        Any Person who becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

        SECTION 7.06. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

        SECTION 7.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        SECTION 7.08.  Applicable Law.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

        SECTION 7.09. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

        SECTION 7.10. Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.05 shall be deemed effective service of process on such party.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         CONDOR SYSTEMS, INC.


                                         By:  /s/ Gary M. Viljoen
                                             -----------------------------------
                                             Name:  Gary M. Viljoen
                                             Title: Chief Financial Officer


                                         SHAREHOLDERS OF CONDOR
                                             SYSTEMS, INC.


SPOUSES:                                 GTP SHAREHOLDERS:

                                         ASHTON B. CARTER


By:  /s/ A. Clayton Spencer              By:  /s/ illegible signature
    ------------------------------           ------------------------------
    Name: A. Clayton Spencer                 Name:




                                         JOHN M. DEUTCH


By:                                      By:
    ------------------------------           ------------------------------
    Name:                                    Name:




                                         ROBERT J. HERMANN


By:  /s/ Darlene F. Hermann              By: /s/ Robert J. Hermann
    ------------------------------           ------------------------------
    Name: Darlene F. Hermann                 Name: Robert J. Hermann

                                         PAUL G. KAMINSKI


By:  /s/ Julie C. Kaminski               By: /s/ Paul G. Kaminski
    ------------------------------           ------------------------------
    Name: Julie C. Kaminski                  Name: Paul G. Kaminski




                                         WILLIAM J. PERRY


By:  /s/ illegible signature             By: /s/ William J. Perry
    ------------------------------           ------------------------------
    Name:                                    Name: William J. Perry




                                         IRVING B. YOSKOWITZ


By:  /s/ Carol Yoskowitz                 By: /s/ Irving B. Yoskowitz
    ------------------------------           ------------------------------
    Name: Carol Yoskowitz                    Name: Irving B. Yoskowitz




                                         JOHN P. WHITE


By:  /s/ illegible signature             By:  /s/ John P. White
    ------------------------------           ------------------------------
    Name:                                    Name: John P. White




                                         BEHRMAN:


                                         BEHRMAN CAPITAL II L.P.

                                         By: Behrman Brothers L.L.C.


                                         By:  /s/ William Matthes
                                             -----------------------------------
                                             Name:  William Matthes
                                             Title: Managing Member

                                         STRATEGIC ENTREPRENEUR FUND II
                                         L.P.

                                         By:  /s/ Darryl Behrman
                                             -----------------------------------
                                             Name:  Darryl Behrman
                                             Title: General Partner





                                         DLJMB ENTITIES:


                                         DLJ MERCHANT BANKING
                                             PARTNERS II, L.P.

                                         BY  DLJ MERCHANT BANKING II, INC.,
                                             Managing General Partner


                                         By:  /s/ illegible signature
                                             -----------------------------------
                                             Name:
                                             Title:



                                         DLJ MERCHANT BANKING
                                             PARTNERS II-A, L.P.

                                         BY  DLJ MERCHANT BANKING II, INC.,
                                             Managing General Partner


                                         By:  /s/ illegible signature
                                             -----------------------------------
                                             Name:
                                             Title:

                                         DLJ OFFSHORE PARTNERS II, C.V.

                                         BY  DLJ MERCHANT BANKING II, INC.,
                                             Advisory General Partner


                                         By:  /s/ illegible signature
                                             -----------------------------------
                                             Name:
                                             Title:


                                         DLJ DIVERSIFIED PARTNERS, L.P.

                                         BY  DLJ DIVERSIFIED PARTNERS, INC.,
                                             Managing General Partner


                                         By:  /s/ illegible signature
                                             -----------------------------------
                                             Name:
                                             Title:


                                         DLJ DIVERSIFIED PARTNERS-A, L.P.

                                         BY  DLJ DIVERSIFIED PARTNERS INC.,
                                             Managing General Partner


                                         By:  /s/ illegible signature
                                             -----------------------------------
                                             Name:
                                             Title:


                                         DLJMB FUNDING II, INC.


                                         By:  /s/ illegible signature
                                             -----------------------------------
                                             Name:
                                             Title:

                                         DLJ EAB PARTNERS, L.P.

                                         BY  DLJ LBO PLANS MANAGEMENT
                                             CORPORATION, General Partner


                                         By:  /s/ illegible signature
                                             -----------------------------------
                                             Name:
                                             Title:


                                         DLJ MILLENNIUM PARTNERS, L.P.

                                         BY  DLJ MERCHANT BANKING II, INC.,
                                             Managing General Partner


                                         By:  /s/ illegible signature
                                             -----------------------------------
                                             Name:
                                             Title:


                                         UK INVESTMENT PLAN 1997
                                             PARTNERS

                                         DONALDSON, LUFKIN & JENRETTE,
                                             INC., General Partner


                                         By:  /s/ illegible signature
                                             -----------------------------------
                                             Name:
                                             Title:


                                         DLJ FIRST ESC, L.P.

                                         BY  DLJ LBO PLANS MANAGEMENT
                                             CORPORATION, as General Partner


                                         By:  /s/ illegible signature
                                             -----------------------------------
                                             Name:
                                             Title:

                                         DLJ ESC II, L.P.

                                         DLJ LBO PLANS MANAGEMENT
                                             CORPORATION, as General Partner


                                         By:  /s/ illegible signature
                                             -----------------------------------
                                             Name:
                                             Title:


                                         DLJ MILLENNIUM PARTNERS-A, L.P.

                                         BY  DLJ MERCHANT BANKING II, INC.,
                                             Managing General Partner


                                         By:  /s/ illegible signature
                                             -----------------------------------
                                             Name:
                                             Title:



SPOUSES:                                 MANAGEMENT SHAREHOLDERS:



                                         ROBERT E. YOUNG II


By:  /s/ illegible signature             By:  /s/ illegible signature
    -----------------------------------      -----------------------------------
    Name:                                    Name:




                                         GARY M. VILJOEN


By:  /s/ Jennifer M. Viljoen             By: /s/ Gary M. Viljoen
    -----------------------------------      -----------------------------------
    Name: Jennifer M. Viljoen                Name: Gary M. Viljoen

                                         JOHN L. BARNUM


By:  /s/ illegible signature             By:  /s/ John L. Barnum
    -----------------------------------      -----------------------------------
    Name:                                    Name: John L. Barnum




                                         VERNON A. DALE


By:  /s/ illegible signature             By:  /s/ Vernon A. Dale
    -----------------------------------      -----------------------------------
    Name:                                    Name: Vernon A. Dale




                                         DAVID J. KLINGLER


By:                                      By: /s/ David J. Klingler
    -----------------------------------      -----------------------------------
    Name:                                    Name: David J. Klingler




                                         THOMAS A. MICHALSKI


By:  /s/ Ann T. Michalski                By:  /s/ Thomas A. Michalski
    -----------------------------------      -----------------------------------
    Name: Ann T. Michalski                   Name: Thomas A. Michalski




                                         JOHN L. TAFT


By:  /s/ Donna M. Taft                   By:  /s/ John L. Taft
    -----------------------------------      -----------------------------------
    Name: Donna M. Taft                      Name: John L. Taft

                                         MICHAEL J. BILINSKI


By:                                      By:  /s/ Michael J. Bilinski
    -----------------------------------      -----------------------------------
    Name:                                    Name: Michael J. Bilinski




                                         TERRANCE SCHMIDT


By:  /s/ Teresa Schmidt                  By:  /s/ Terrance Schmidt
    -----------------------------------      -----------------------------------
    Name: Teresa Schmidt                     Name: Terrance Schmidt




                                         JOHN DOWNS


By:  /s/ illegible signatire             By:  /s/ John A. Downs
    -----------------------------------      -----------------------------------
    Name:                                    Name: John A. Downs




                                         BILL BIGAS


By:  N/A                                 By:  /s/ illegible signature
    -----------------------------------      -----------------------------------
    Name:                                    Name:


                                         CHARLES LEBER


By:  /s/ Patricia E. Leber               By:  /s/ Charles Leber
    -----------------------------------      -----------------------------------
    Name: Patricia E. Leber                  Name: Charles Leber

                                         WALTER CANNON


By:  /s/ Maria Cannon                    By:  /s/ Walter Cannon
    -----------------------------------      -----------------------------------
    Name: Maria Cannon                       Name: Walter Cannon




                                         DAVID SABO


By:  /s/ illegible signature             By:  /s/ illegible signature
    -----------------------------------      -----------------------------------
    Name:                                    Name:




                                         RANDALL KRIEGH


By:  /s/ Elaine R. Kriegh                By:  /s/ Randall Kriegh
    -----------------------------------      -----------------------------------
    Name: Elaine R. Kriegh                   Name: Randall Kriegh




                                         DAN CAMILLI


By:  /s/ Jennifer Camilli                By:  /s/ Daniel G. Camilli
    -----------------------------------      -----------------------------------
    Name: Jennifer Camilli                   Name: Daniel G. Camilli




                                         MARILYN GOODMAN


By:  /s/ illegible signature             By:  /s/ Marilyn Goodman
    -----------------------------------      -----------------------------------
    Name:                                    Name: Marilyn Goodman

                                         LEILI McPHERSON


By:  /s/ illegible signature             By:  /s/ illegible signature
    -----------------------------------      -----------------------------------
    Name:                                    Name:




                                         GREGORY DONALDSON


By:  /s/ illegible signature             By:  /s/ illegible signature
    -----------------------------------      -----------------------------------
    Name:                                    Name:




                                         RICHARD McINNIS


By:  /s/ Beverly A. McInnis              By:  /s/ Richard McInnis
    -----------------------------------      -----------------------------------
    Name: Beverly A. McInnis                 Name: Richard McInnis




                                         DAVID McINTIRE


By:  /s/ Velma G. McIntire               By:  /s/ illegible signature
    -----------------------------------      -----------------------------------
    Name: Velma G. McIntire                  Name:




                                         JOHN JENSEN


By:  /s/ illegible signature             By:  /s/ John Jensen
    -----------------------------------      -----------------------------------
    Name:                                    Name: John Jensen

                                         DENNIS TRIOLO


By:  /s/ illegible signature             By:  /s/ Dennis Triolo
    -----------------------------------      -----------------------------------
    Name:                                    Name: Dennis Triolo

                                                              SCHEDULE I


                             Names of Behrman Funds
                             -----------------------


Behrman Capital, L.P.
Behrman Capital "B" L.P.
Strategic Entrepreneur Fund, L.P.
Behrman Capital II, L.P.
Strategic Entrepreneur Fund II, L.P.

                                                                 EXHIBIT I



                             Co-Investment Agreement
                             -----------------------


                [See exhibit to Form SF 328, included at Tab 67]